Press Release
FOR IMMEDIATE RELEASE

Contact: Sandra Novick, SVP
Corporate Secretary
(631) 537-1001, ext. 7263

BRIDGE BANCORP, INC. ANNOUNCES FIRST QUARTER 2007 DIVIDEND

(Bridgehampton, NY - March 27, 2007) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®/OTCBB:BDGE), the holding company for The Bridgehampton National Bank (“BNB”), announced the declaration of a quarterly dividend of $0.23 per share. The dividend will be payable on April 23, 2007 to shareholders of record as of April 9, 2007. The Company continues its trend of uninterrupted dividends.

Founded in 1910, The Bridgehampton National Bank operates retail branches in Bridgehampton, Cutchogue, East Hampton, Greenport Village, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, Southold and Westhampton Beach. The Bank opened its newest facilities in Southampton Village and Cutchogue earlier this year and will be opening a new branch office in Wading River during 2007.

The Bridgehampton National Bank maintains a policy of community involvement through programs and initiatives that enhance the environment and quality of life on eastern Long Island. BNB continues a rich tradition of involvement in the local community, supporting programs and initiatives that promote local businesses, the environment, education, healthcare, social services and the arts.

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